SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2007

First Citizens BancShares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16471	56-1528994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

4300 Six Forks Road; Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)

Registrant's phone number including area code: 919/716-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 UCT 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.05.    Amendments to the Company’s Code of Ethics, or Waiver of Provision of the Code of Ethics.

On July 23, 2007, the Registrant’s Board of Directors adopted a Financial Officers Code of Ethics that applies to the Registrant’s financial officers (including the Chief Executive Officer, the Chief Financial Officer, and certain other senior financial officers who have primary responsibility for the financial reporting and accounting functions). The new code will serve as the Registrant's "code of ethics" (as defined in Item 406(b) of Regulation S-K) covering those officers. Prior to adoption of the new code, those officers were subject to a combined code that also applied to the Registrant's directors. The purpose of this action was to clarify standards of conduct for financial officers by establishing a separate code of ethics that applies to them. The standards of conduct expected of the Registrant's financial officers were not materially altered.

A copy of the Financial Officers Code of Ethics is attached as Exhibit 14.1 to this Report.  A copy also may be found at www.firstcitizens.com, the website of Registrant’s wholly-owned subsidiary, First-Citizens Bank & Trust Company.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is being filed with this Report:

Exhibit No.	Exhibit Description
14.1	Financial Officers Code of Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

First Citizens BancShares, Inc. (Registrant)

By:	/s/ KENNETH A. BLACK
Date: July 26, 2007	Kenneth A. Black, Vice President